                                                                    EXHIBIT 99.1


                                           CONTACT: SHEREE L. ARONSON
                                                    SENIOR DIRECTOR, INVESTOR
                                                       AND PUBLIC RELATIONS
                                                    EQUITY MARKETING, INC.
                                                    (323) 923-4096

FOR IMMEDIATE RELEASE


               EQUITY MARKETING, INC. REPORTS 1998 FOURTH-QUARTER
          AND YEAR-END RESULTS, BEFORE CERTAIN RESTRUCTURING AND OTHER
                  CHARGES, IN LINE WITH PREVIOUS ANNOUNCEMENT

      LOS ANGELES, CA, FEBRUARY 24, 1999 --- Equity Marketing, Inc. (Nasdaq:EMAK) today announced financial results for the fourth quarter and year ended December 31, 1998 that, before certain restructuring and other charges, were consistent with previously announced expectations. The company also said that it currently expects to report a loss in the first quarter of 1999 but, based on customer indications, anticipates building significant momentum in revenues and earnings in the second quarter of 1999.

      Total revenues for the fourth quarter reached a record high of $74.8 million, up 48.1 percent compared to the same quarter in 1997, and total revenues for 1998 reached a record high of $159.1 million, representing an 8.8 percent increase over 1997 revenues of $146.3 million. Excluding the impact of restructuring charges, asset impairment charges, provisions for production-in-process losses and business process reengineering costs related to replacement of its information systems incurred in 1998, the company would have reported net income for the fourth quarter of $3.3 million, or $0.51 per diluted share, and net income for 1998 of $5.7 million, or $0.90 per diluted share. Including the 1998 charges, the company reported a net loss for the fourth quarter of $7.5 million, or $1.20 per share, and a net loss in 1998 of $6.0 million, or $0.98 per share. The company reported net income of $3.6 million, or $0.57 per diluted share, in the fourth quarter of 1997, and $9.6 million, or $1.55 per diluted share, for 1997.


STRATEGIC SHIFT OUTLINED

      The 1998 earnings decline was due primarily to disappointing retail sell-through of Equity Consumer Products' toys based on Columbia/TriStar's Godzilla and Universal Studios' Babe: Pig in the City, as well as reduced sales of other Equity toy lines following inventory cutbacks at mass-market retailers and soft retail sales of NASCAR lapel pins. These events


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Reports 1998 Fourth-Quarter And Year-End Results
February 24, 1999
Page 2


resulted in inventory write-downs, concessions and markdowns to retailers and increases in provisions for bad debt, and prompted the company to discontinue certain licensed, retail product lines. The company's performance was also impacted by weak economic conditions in Latin American and Asian countries and by increased expenses associated with its 1998 acquisitions, significantly higher advertising and sales costs relating to discontinued product lines and the company's decision to absorb a write-off for previously incurred development costs.

      The company recorded $15.7 million in 1998 charges, which break down as follows: (1) a $6.7 million asset impairment charge related primarily to a write-down of goodwill associated with the 1996 acquisition of EPI Group Limited and write-offs of pre-paid royalty guarantees made to licensors for licenses the company has decided to exit; (2) restructuring charges of $4.1 million for write-downs of royalty guarantees yet to be paid on licenses the company has exited or is planning to exit, severance and other charges; (3) $2.7 million in provisions for production in-process losses associated with tooling and development of discontinued retail product lines; and (4) $2.2 million in business process reengineering costs related to the replacement of its information systems, which was below the $3.5 million in costs previously estimated and announced. The reduction in business process reengineering costs was due primarily to the company's ability to complete conversion to SAP R/3 under its original budget. The conversion has been successfully completed on time and is providing improved management information and reporting, better inventory and cost tracking, reduced business transaction time and Year 2000 compliance.

      "As a result of our experience in 1998, we are dedicating substantial additional resources to the growth of our core promotions business, which accounts for roughly 75 percent of total revenues and posted its best quarter ever in the fourth quarter of 1998," said Donald A. Kurz, chairman and chief executive officer. "We have a solid track record of helping some of the world's most prominent companies differentiate their brands and build sales traffic through innovative promotional programs. Our vision is to expand beyond our current niche as a superior custom products purveyor to become a comprehensive promotional marketing services partner to large, consumer-oriented companies."

      Equity Marketing remains committed to its consumer products business and has narrowed its focus to emphasize distinctive, niche products based on trademarks it owns such as Headliners(R) and Tub Tints(R) or on classic, time-tested licensed properties such as Scooby-Doo(TM). Further, while NASCAR and other types of lapel pins will continue to be used by the company as promotions vehicles, it is exiting the retail lapel pin business.


OUTLOOK FOR 1999

      The company said that it expects to report a loss in the first quarter of 1999 due primarily to higher expenses coupled with seasonally low revenues from businesses it acquired in mid-1998, as well as increased expenses related to the support of SAP R/3 and the January 1999 relocation of the company's headquarters offices. Notwithstanding the probable loss in the first


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Reports 1998 Fourth-Quarter And Year-End Results
February 24, 1999
Page 3


quarter, the company currently expects significant momentum in revenues and earnings as the first half of 1999 progresses.

      "We have more than 20 promotional programs in our pipeline for the first half of 1999, most falling in the second quarter, and we are optimistic about our prospects as we enter a new era for the company," said Mr. Kurz, who outlined the company's 1999 growth initiatives as follows:

      o To strengthen its partnerships with key clients and capture an increasing share of clients' marketing budgets.

      o     To aggressively pursue new promotional client relationships.

      o To begin to build a sports promotions business using its professional sports licensing relationships and Headliners(R) trademark.

      o To expand its promotions expertise and services through joint ventures, alliances, key personnel hires and acquisitions.

      o To complete line extensions of its Headliners(R) collectible figurines, introduce Tub Tints(R) into the mass market and market its new line of plush and figural Scooby-Doo(TM) toys.

      o To increase revenues while carefully controlling expense levels in order to improve the company's costs as a percentage of total revenues.

      Equity Marketing is a leading provider of custom promotional products and services, and a developer of distinctive, branded consumer products that complement its promotions business. Through Equity Promotions, the company provides a variety of promotional products and services that build sales and brand awareness for leading retailers, restaurant chains and consumer goods companies, including Burger King Corporation, Coca-Cola, Exxon, Sunoco, CVS/pharmacies and others. Equity Consumer Products develops, manufactures and markets consumer products based on the company's own trademarks or on classic licensed properties.

                                      # # #

This news release contains forward-looking statements. The company wishes to caution readers that all forward-looking statements are necessarily speculative and not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Actual results could vary materially from those anticipated for a variety of reasons, including, without limitation, the potential cancellation and/or delay of promotions due to delays in release of theatrical motion pictures, the failure of the company to obtain promotions projects based on these motion pictures at anticipated levels, the success or failure of a specific motion picture or television property, the loss of existing licenses or the inability to renew or extend licenses under favorable terms, consumer demand for its products, the company's dependence on a single customer, quarterly fluctuations in financials results and increases in international tariff rates, which would increase the company's cost of sales. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstance after the date hereof or to reflect the occurrence of unanticipated events.


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Reports 1998 Fourth-Quarter And Year-End Results
February 24, 1999
Page 4


                             EQUITY MARKETING, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                   (UNAUDITED)


                                                        For the Three Months Ended                 For the Year Ended
                                                               December 31,                            December 31,
                                                          1998                1997                1998                1997
                                                      -----------         -----------         -----------         -----------

                                                      -----------         -----------         -----------         -----------
Revenues                                              $    74,760         $    50,484         $   159,136         $   146,328
                                                      -----------         -----------         -----------         -----------

Operating expenses:
    Cost of sales                                          53,855              38,129             114,840             107,961
    Provision for production-in-process losses              2,666                  --               2,666                  --
    Salaries, wages and benefits                            4,470               2,819              13,403              10,631
    Selling, general and administrative                    10,175               3,768              20,587              12,611
    Impairment of assets                                    6,712                --                 6,712                --
    Restructuring                                           4,121                --                 4,121                --
    Business process reengineering                            671                --                 2,220                --
                                                      -----------         -----------         -----------         -----------
            Total operating expenses                       82,670              44,716             164,549             131,203
                                                      -----------         -----------         -----------         -----------
            Income (loss) from Operations                  (7,910)              5,768              (5,413)             15,125
Other income (expense)                                       (421)                125                (511)                522
                                                      -----------         -----------         -----------         -----------
            Income (loss) before provision for
               income taxes                                (8,331)              5,893              (5,924)             15,647
Provision (benefit) for income taxes                         (857)              2,268                  69               6,024
                                                      -----------         -----------         -----------         -----------
Net income (loss)                                     $    (7,474)        $     3,625         $    (5,993)        $     9,623
                                                      ===========         ===========         ===========         ===========

Basic Income Per Share:
   Earnings (Loss) Per Share                          $     (1.20)        $      0.61         $     (0.98)        $      1.63
                                                      ===========         ===========         ===========         ===========
   Weighted Average Shares Outstanding                  6,227,718           5,966,398           6,089,618           5,913,313
                                                      ===========         ===========         ===========         ===========

Diluted Income Per Share:
   Earnings (Loss) Per Share                          $     (1.20)        $      0.57         $     (0.98)        $      1.55
                                                      ===========         ===========         ===========         ===========
   Weighted Average Shares Outstanding                  6,227,718           6,318,001           6,089,618           6,216,794
                                                      ===========         ===========         ===========         ===========


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Reports 1998 Fourth-Quarter And Year-End Results
February 24, 1999
Page 5


                             EQUITY MARKETING, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                   (UNAUDITED)


ASSETS                                          December 31,
                                         --------------------------
                                            1998            1997
                                         ----------      ----------
Cash and short-term investments          $    7,250      $    8,935
Accounts receivable, net                     57,071          27,773
Inventory                                    13,117           8,658
Prepaids and other current assets             6,184           3,749
                                         ----------      ----------
   CURRENT ASSETS                            83,622          49,115
Fixed assets, net                             5,892           2,550
Intangible assets                            23,442           5,079
Other assets                                    709             409
                                         ----------      ----------
   TOTAL ASSETS                          $  113,665      $   57,153
                                         ==========      ==========

                                                December 31,
LIABILITIES AND                          --------------------------
  STOCKHOLDERS' EQUITY                      1998            1997
                                         ----------      ----------
Short-term debt                          $   30,000      $     --
Accounts payable                             28,432          14,560
Accrued liabilities                          21,650           5,491
                                         ----------      ----------
   CURRENT LIABILITIES                       80,082          20,051
Long-term liabilities                         1,242             962
                                         ----------      ----------
   TOTAL LIABILITIES                         81,324          21,013
Stockholders' equity                         32,341          36,140
                                         ----------      ----------
   TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                $  113,665      $   57,153
                                         ==========      ==========